UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant x
Filed by a Party other than the Registrant o
Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
x	Definitive Additional Materials
o	Soliciting Material Pursuant to Sec. 240.14a-12

     SENTINEL GROUP FUNDS, INC. _________________________________________________

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

x	No fee required.
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forth the amount on which the filing fee is calculated and state how it was determined):
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o	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
Form or Schedule and the date of its filing.
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Sentinel Group Funds, Inc.

Sentinel Low Duration Bond Fund, Sentinel Multi-Asset Income Fund and
Sentinel Small Company Fund

URGENT NOTICE:

SPECIAL SHAREHOLDER MEETING ADJOURNED UNTIL MARCH 16,
2015.

PLEASE VOTE TODAY.

Dear Shareholder:

On March 2nd, a Special Meeting of Shareholders of the Sentinel Group Funds, Inc. was held to vote on the proposals that were described in the proxy materials that were mailed to you recently. While most of the
Funds had enough votes to hold the meeting and pass the proposals, some of the Funds in which you invest did not have enough votes. As a result, the meeting was adjourned with respect to Proposals 2C, 2E, 2G, 2H,
2J, 2K, 2L, 2M, 2O, 2P, 2R and 3 for the Low Duration Bond Fund; with respect to Proposal 2R for the
Multi-Asset Income Fund; and with respect to Proposal 2R for the Small Company Fund to allow shareholders, like you, more time to submit their voting instructions. Another shareholder meeting is now scheduled for March 16, 2015.

Your vote is still very important. Once we record your vote, your name will be removed from our call list and all future mail and phone calls to you regarding this matter will be stopped.
Voting now will allow the Sentinel Funds to complete the business of the Special Meeting of
Shareholders without additional delay and expense.

PLEASE VOTE TODAY BY CALLING TOLL FREE 1-888-292-

5668.

For your convenience, a proxy card is enclosed. To cast your vote, you can either:

· Call 1-888-292-5668 (toll free) between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through
Thursday, 9:00am to 6:00pm Eastern time on Friday and 10:00am to 6:00pm Eastern time on
Saturday. During this brief call, you will be speaking with a representative of Boston Financial Data
Services, the firm assisting the Sentinel Funds in the effort of gathering votes,
· Visit the website listed on the proxy card, or
· Sign, date and return the card in the enclosed postage-paid envelope.

As a reminder, the Sentinel Group Funds, Inc. Board of Directors has carefully evaluated all of proposals and believes the approval of each proposal is in the best interest of shareholders. The
Sentinel Group Funds, Inc. Board of Directors recommends that you vote FOR each proposal.

Thank you for voting and for investing with the Sentinel Funds.

Sincerely,

President and Chief Executive Officer

Sentinel Group Funds, Inc.